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                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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                                                                                               THREE MONTHS ENDED
                                                                                                  JUNE 30, 1998
                                                                                               -------------------
Income before taxes..........................................................................       $     937
Fixed charges:
  Interest expense...........................................................................               2
  Interest factor portion of rentals.........................................................             220
                                                                                                      -------
                                                                                                          222
                                                                                                      -------
Pretax income before fixed charges...........................................................           1,159
Less:
  Interest income............................................................................             (42)
                                                                                                      -------
Earnings before income taxes and fixed charges...............................................       $   1,117
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Ratio of earnings to fixed charges...........................................................           5.03x
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